Exhibit 99.1

SomaLogic Reports First Quarter 2023 Financial Results

–First quarter 2023 revenue of $20.4 million, representing a decrease of 11% year-over-year; excluding licensing, revenue increased 2% year-over-year.
–Reiterating full year 2023 revenue guidance of $80-84 million
–Expense reduction initiatives on track and maintaining full year 2023 operating expense targets
–Cash and investments of $500.6 million, allowing for strategic optionality
–Management to host conference call today at 4:30pm ET.

BOULDER, Colo. (May 11, 2023) – SomaLogic, Inc., a leader in proteomics technology, today reported financial results for the quarter ended March 31, 2023.

“My focus at SomaLogic is fiscal discipline and commercial execution.” said Adam Taich, SomaLogic’s Interim Chief Executive Officer. “We are expanding the ways in which customers can engage with our platform and building our customer base on a global scale. I look forward to working closely with our new board leadership to make the necessary strategic decisions to build a sustainable and profitable business in this dynamic and growing life science industry.”

Recent Strategic Updates

•Adam Taich, EVP Life Sciences, promoted to interim CEO with a focus on operational execution
•Board transition adds industry veterans: Jason Ryan as Chairman; Tycho Peterson, Kathy Hibbs, and Tom Carey as Independent Directors
•Global expansion through new Authorized Sites announced with G42 (UAE) and BioStar (China)
•Development and manufacturing progress for our 10k SomaScan assay on track for launch by year end
•Publications in leading scientific journals - Nature, Lancet Gastroenterology and European Heart Journal
First Quarter 2023 Financial Results
Revenue for the three months ended March 31, 2023 was $20.4 million, an 11% decrease from $23.0 million in the corresponding period of 2022. Excluding Q1 2022 royalty revenue from NEB, revenue grew 2%.

Gross margin for the three months ended March 31, 2023 was 39.6% compared to 49.3% for the corresponding period of 2022. The decrease was primarily driven by transitory customer mix in the first quarter of 2023.

Research and development expenses grew by $0.3 million, and selling, general and administrative expenses grew by $3.4 million in the three months ended March 31, 2023, compared to the corresponding period of 2022. The modest increase aligns with the Company’s previously announced expense reduction initiatives and the focus on investments in commercial infrastructure.
Net loss was $34.2 million for the three months ended March 31, 2023, or a loss of $0.18 per share, as compared to a loss of $4.0 million, or $0.02 per share, in the corresponding period of 2022.
Adjusted EBITDA was a loss of $36.4 million for the three months ended March 31, 2023, compared with an adjusted EBITDA loss of $32.4 million in the corresponding period of 2022.

Cash, cash equivalents, and short-term investments were $500.6 million as of March 31, 2023.
2023 Financial Guidance
SomaLogic expects revenue for the full year 2023 to range from $80 to $84 million.
Webcast and Conference Call Details
SomaLogic will host a conference call at 4:30 p.m. ET on Thursday, May 11, 2023 to discuss its first quarter 2023 financial results. Those interested in listening to the conference call should register online using this link. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived version of the webcast will be available at https://investors.somalogic.com/.
About SomaLogic
SomaLogic (Nasdaq: SLGC) seeks to deliver precise, meaningful, and actionable health-management information that empowers individuals worldwide to continuously optimize their personal health and wellness throughout their lives. This essential information, to be provided through a global network of partners and users, is derived from SomaLogic’s personalized measurement of important changes in an individual’s proteins over time. For more information, visit www.somalogic.com and follow @somalogic on Twitter.

The SomaScan Platform is for Research Use Only (RUO) and has not been cleared or approved by the U.S. Food and Drug Administration for diagnostic or patient management purposes.
Non-GAAP Financial Measures
We present non-GAAP financial measures in order to assist readers of our condensed consolidated financial statements in understanding the core operating results used by management to evaluate and run the business, as well as, for financial planning purposes. Our non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing our financial performance over multiple periods.
Adjusted EBITDA is a key performance measure that our management uses to assess its operating performance. Adjusted EBITDA facilitates internal comparisons of our operating performance on a more consistent basis, and we use this measure for business planning, forecasting, and decision-making. We believe that Adjusted EBITDA enhances an investor’s understanding of our financial performance as it is useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.
Forward Looking Statements Disclaimer
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues, projections, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “guidance,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “continue,” “will likely result,” “possible,” “potential,” “predict,” “pursue,” “target” and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. You should carefully consider these risks and uncertainties, including, but not limited to, those factors described under Part I, Item 1A – “Risk Factors” in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
SomaLogic Contact
Emilia Costales
720-798-5054
ecostales@somalogic.com
Investor Contact
Marissa Bych
Gilmartin Group LLC
investors@somalogic.com

SomaLogic, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited
(in thousands, except share data)

	Three Months Ended March 31,
	2023	2022
Revenue
Assay services revenue	$18,419	$18,800
Product revenue	1,186	453
Collaboration revenue	763	763
Other revenue	11	2,964
Total revenue	20,379	22,980
Operating expenses
Cost of assay services revenue	11,682	11,380
Cost of product revenue	634	272
Research and development	14,067	13,800
Selling, general and administrative	34,189	30,815
Total operating expenses	60,572	56,267
Loss from operations	(40,193)	(33,287)
Other income
Interest income and other, net	4,925	209
Change in fair value of warrant liabilities	1,053	12,640
Change in fair value of earn-out liability	15	16,462
Total other income	5,993	29,311
Net loss before income tax benefit (provision)	$(34,200)	$(3,976)
Income tax benefit (provision)	(2)	(3)
Net loss	(34,202)	(3,979)
Other comprehensive income (loss)
Net unrealized gain (loss) on available-for-sale securities	351	(652)
Foreign currency translation loss	(2)	(3)
Total other comprehensive income (loss)	$349	$(655)
Comprehensive loss	(33,853)	(4,634)
Net loss per share, basic and diluted	$(0.18)	$(0.02)
Weighted-average shares used to compute net loss per share, basic and diluted	186,524,473	182,050,468

SomaLogic, Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share data)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$438,509	$421,830
Investments	62,061	117,758
Accounts receivable, net	25,585	17,006
Inventory	15,051	13,897
Deferred costs of services	1,181	1,337
Prepaid expenses and other current assets	4,666	9,873
Total current assets	547,053	581,701
Non-current inventory	6,985	4,643
Accounts receivable, net of current portion	9,048	9,284
Property and equipment, net	19,706	19,564
Other long-term assets	4,349	5,083
Intangible assets	16,700	16,700
Goodwill	10,399	10,399
Total assets	$614,240	$647,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$22,676	$16,794
Accrued liabilities	10,071	20,678
Deferred revenue	3,905	3,383
Other current liabilities	2,221	2,477
Total current liabilities	38,873	43,332
Warrant liabilities	3,160	4,213
Earn-out liability	—	15
Deferred revenue, net of current portion	31,469	31,732
Other long-term liabilities	5,428	5,524
Total liabilities	78,930	84,816
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 600,000,000 shares authorized; 187,945,232 and 187,647,973 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	1,178,212	1,171,122
Accumulated other comprehensive loss	(164)	(513)
Accumulated deficit	(642,757)	(608,070)
Total stockholders’ equity	535,310	562,558
Total liabilities and stockholders’ equity	$614,240	$647,374

SomaLogic, Inc.
Reconciliation of net loss in accordance with GAAP to non-GAAP adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2023	2022
Net loss	$(34,202)	$(3,979)
Adjustments to reconcile to EBITDA:
Interest income and other, net	(4,925)	(209)
Income tax provision	2	3
Depreciation and amortization	1,754	755
EBITDA	(37,371)	(3,430)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities (1)	(1,053)	(12,640)
Change in fair value of earn-out liability (2)	(15)	(16,462)
Stock compensation expense related to equity modifications (3)	952	123
Restructuring charges (4)	1,042	—
Adjusted EBITDA	$(36,445)	$(32,409)

(1)Represents change in fair value of warrant liabilities.
(2)Represents change in fair value of earn-out liability.
(3) Represents stock-based compensation expense related to equity modifications.
(4) Represents restructuring charges related to the Strategic Reorganization consisting of severance, other termination benefit costs, and non-cash stock-based compensation expense.